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                                                                   EXHIBIT 10.20

                                                                        REDACTED

                          STRATEGIC ALLIANCE AGREEMENT

         This Strategic Alliance Agreement ("Agreement") is made by and between i2 Technologies (Netherlands) B.V., Koxkampseweg 8/L, 5301 KK Zaltbommel, The Netherlands. ("i2") and

                          UNION TRANSPORT INCORPORATED

                          (Registration number 1412571)

                                9 Columbus Centre
                                  Pelican Drive

                                    Road Town
                         Tortola, British Virgin Islands

         hereinafter referred to as ("Alliance Member").

         1.  INTENT

         i2 and Alliance Member have concluded a Software License Agreement ("the Software License Agreement") in terms of which, inter alia, the Alliance Member is licensed to use certain software (the "Products") developed and owned by i2. The parties believe that a structured joint sales and marketing program may generate additional revenue for both i2 and the Alliance Member.

         2.  SCOPE

         2.1 This Agreement sets forth the general terms of the relationship between the parties. The rights and obligations of the parties under the terms of this Agreement will be set forth in specific Addendum to this Agreement. Each Addendum shall be incorporated in and made part of this Agreement. In the event of an inconsistency between terms of this Agreement and the Addendum hereto, the terms of the Addendum shall take precedence to the extent of the inconsistency, most current Addendum having precedence over earlier Addendum.

         2.2 This Agreement does not establish or grant rights to Alliance Member as a distributor, dealer, sub-licensor, reseller, sales representative or agent of any kind with respect to i2 or the Product provided under this Agreement. Unless otherwise stated there are no express or implied rights by Alliance Member to receive commissions, royalties, finder fees, discounts or other considerations relating to Alliance Member's use and recommendation of the Product for Alliance Member clients ("Client(s)") or as a result of any license of Products by a Client from i2 or Alliance Member.

         3.  TERRITORY

         The Product may be marketed and implemented in the following geographic area(s). Countries in which Alliance Member has a significant presence, including but not limited to: Republic of South Africa; United Kingdom; United States; Federal republic of Germany; Australia and Hong Kong ("Territory").

         4.  TERM AND TERMINATION

         4.1 The term of this Agreement begins upon i2's execution hereof, , ("the Agreement Date") and shall remain in effect for an initial period (the "Initial Period") of three (3)years, unless earlier terminated pursuant to the terms hereof.

         4.2 Either party may terminate this Agreement for a material breach hereunder by: (i) the non-breaching party provides the breaching party thirty (30) days written notice of such breach; and (ii) the breaching party fails to cure such breach within the said thirty (30) day period.

         4.3 Either party may, by giving written notice thereof to the other party, terminate this Agreement as of the date specified in such notice in the event that the other party (a) is wound up, liquidated or placed under judicial management whether provisionally or finally and whether voluntarily or compulsorily or (b) is acquired by a third party, or acquires a controlling interest in a third party reasonably deemed by the party giving notice to be a competitor of the party giving notice.
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         4.4 Upon the expiration or termination of this Agreement for any reason, Alliance Member's rights granted herein shall cease. The exercise by either party of this right of termination shall not itself cancel or affect the performance of or liability for obligations incurred prior to expiration of the termination notice period. Those provisions of the Agreement which by their nature should survive termination or expiration shall remain in effect in the event of such termination or expiration. These provisions include, but are not limited to, 5, 6, 7, 9, 15 and 16.

         4.5 Upon termination or expiration of this Agreement the parties will return or destroy, as requested by the party, all proprietary and confidential information of the other party within thirty (30) days of such termination or expiration.

         4.6 Upon the expiry of the initial period the parties shall have an option to renew the agreement for a further period of three years on terms and conditions to be agreed upon by the parties.

         5.  CONFIDENTIALITY

         Alliance Member shall not disclose, provide or otherwise make available any materials, Products, methodologies, concepts, ideas, visuals, training materials or any other information deemed confidential by and of i2 in whole or in part, except to Alliance Member's employees in the scope of their employment. Alliance Member shall not disclose the contents of this Agreement to any third party without the prior written consent of i2. Each party agrees that the price structure set forth herein shall be considered confidential and not released to any third party, except for audit or legal purposes.

         6.  TITLE, USE OF TRADE NAMES AND TRADEMARKS

         6.1 Any reproduction, distribution or use of i2's trademarks, logos, or trade names must be approved in writing in advance by i2. Any such permitted use, advertising, distribution, or reproduction shall be solely in connection with Alliance Members exercise of its Product marketing rights herein. All proprietary markings shall be in the form, location, and quality specified by i2. Upon termination of this Agreement Alliance Member shall have no further right to use, advertise, reproduce, or distribute any such trademarks or trade names.

         6.2 Alliance Member shall not at any time do, permit or cause to be done any act or thing which would tend to impair i2's rights in the Product or i2's trademarks and trade names or adversely affect i2's goodwill.

         7.  WARRANTY DISCLAIMER AND LIMITATION OF LIABILITY

         7.1 i2 shall indemnify and hold Alliance Member harmless against liability to third parties (only for liability solely the fault of i2) arising from the violation of any third party's trade secrets, proprietary rights, trademark, copyright or patent rights in connection with the use of the Product under this Agreement Alliance Member (a) as delivered by i2 to Alliance Member herein or as modified by i2 (but not by Alliance Member) and (b) in accordance with the applicable user documentation and this Agreement, provided that i2 shall have the right to conduct any defense or settlement in any such third party action arising as described herein, Alliance Member shall fully cooperate with such defense, and i2 receives prompt written notice from Alliance Member. This indemnification is limited to the Product delivered to Alliance Member or as modified by i2 and does not cover third party claims arising from modifications not authorized by i2 or its licensor.

         7.2 If a third party's claim substantially interferes with Alliance Member use of the Product, i2, at its sole discretion, may (a) replace the Product, without additional charge, with a functionally equivalent and non-infringing product; (b) modify the software to avoid the infringement; (c) obtain a license for the Alliance Member to continue use of the Product and pay for any additional fee required for such license; or (d) in none of the foregoing alternatives are, in i2's sole opinion commercially reasonable, terminate this Agreement or that portion of this Agreement as it relates to the specific infringing Product.

         7.3. WARRANTY LIMITATIONS. i2 MAKES NO OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, MERCHANTABILITY, SUITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. i2 DOES NOT WARRANT THAT THE


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         PRODUCTS WILL MEET ALLIANCE MEMBER'S EXPECTATIONS OTHER THAN THE
         EXPECTATION THAT THE PRODUCTS SUBSTANTIALLY FUNCTION IN ACCORDANCE WITH THE APPLICABLE PRODUCT DOCUMENTATION . UNLESS OTHERWISE SPECIFIED IN THIS AGREEMENT, I2 DOES NOT WARRANT THAT THE PRODUCTS OPERATE IN THE COMBINATIONS WHICH MAY BE SELECTED FOR USE BY ALLIANCE MEMBER OR ITS CLIENTS, OR THAT THE OPERATION OF THE PRODUCTS WILL BE UNINTERRUPTED OR ERROR FREE.

         7.4 LIMITATION ON LIABILITY. THE PARTIES HAVE NEGOTIATED THIS AGREEMENT WITH DUE REGARD FOR ALLIANCE MEMBER'S BUSINESS RISK ASSOCIATED WITH ITS USE OF THE PRODUCTS. THEREFORE, EXCLUDING i2'S OBLIGATIONS UNDER 7.1, IN ANY EVENT i2'S LIABILITY FOR DAMAGES UNDER THIS AGREEMENT SHALL NOT EXCEED THE SOFTWARE LICENSE FEE PAID BY ALLIANCE MEMBER FOR THE SYSTEM. IN NO EVENT SHALL i2 OR THE LICENSOR OF ANY THIRD PARTY SOFTWARE EMBEDDED IN THE PRODUCTS BE LIABLE FOR LOST PROFITS OR OTHER INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES EVEN IF i2 HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. WITH THE SAME UNDERSTANDING, i2 SHALL NOT BE LIABLE FOR DAMAGES OCCURRING DUE TO OMISSION OR FAILURE OF ALLIANCE MEMBER TO PERFORM ITS OBLIGATIONS TO ANY THIRD PARTY.

         8. DISPUTE RESOLUTION

         The parties shall attempt, in good faith, to resolve any controversy, claim, or dispute arising out of this Agreement through negotiations. Any dispute shall be referred promptly to the level of management of each party authorized to resolve the dispute. In the event an action, including arbitration, is brought to enforce any provision or declare a breach of the Agreement, the prevailing party shall be entitled to recover, in addition to any other amounts awarded, reasonable legal and other related costs and expenses, including but not limited to, attorney's fees, incurred thereby.

         9.  ARBITRATION

         Any controversy or claim arising out of or relating to this Agreement, with the exception of injunctive relief sought by either party, not resolved between the parties through good faith negotiations per
         Section 14, shall be submitted to arbitration before an arbitrator agreed upon by the parties, or if the parties cannot agree upon an arbitrator within thirty (30) days, to an arbitrator selected by the Arbitration Foundation of South Africa. The arbitration shall be conducted under the rules then prevailing of the Arbitration Foundation of South Africa. The award of the arbitrator shall be binding and may be entered as a judgment in any court of competent jurisdiction.

         10.  DISCLOSURE OF RELATIONSHIP

         Each Party may disclose publicly the fact that this Agreement is in effect between i2 and Alliance Member, provided that any advertising or publicity (including any press release) relating to this relationship which makes reference to the other Party's name or trademarks shall be first submitted for review and approval of the other Party, which shall not be unreasonably or untimely withheld.

         11.  FORCE MAJEURE

         Neither party shall be considered in default or breach in the performance of any obligation herein to the extent that the performance of such obligation is prevented or delayed by fire, flood, strike, war, insurrection, embargo, government requirement, civil or military authority, act of God or any other event, occurrence or condition which is not caused, in whole or in part, by that party, and which is beyond the reasonable control of that party. The parties shall take all reasonable action to minimize the effects of any such event.

         12.  SEVERABILITY

         If any provision of this Agreement is found invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall continue in full force and effect.

         13.  RESERVATION OF RIGHTS


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         A delay or failure in enforcing any right or remedy afforded herein or by law shall not prejudice or operate to waive that right or remedy or any other right or remedy, including any remedy for a future breach of this agreement, whether or a like or different character.

         14.  INDEPENDENT CONTRACTORS

         The parties shall at all times be independent parties. Neither party is employee, joint venture, agent or partner of the other; neither party is authorized to assume or create any obligations or liabilities, express or implied, on behalf of the name of the other. The employees, methods, facilities and equipment of each party shall at all times be under the exclusive direction and control of that party. Except as otherwise expressed herein, each of the parties shall bear its own costs and expenses incurred in connection with its performance herein.

         15.  ENTIRE AGREEMENT

         15.1 This Agreement and its exhibits constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior proposals, negotiations, conversations, discussions and agreements between the parties concerning the subject matter hereof.

         15.2 Agreement, Addendums Modifications. No amendment or modification of any provision of this Agreement or any Addendums shall be effective unless the same shall be in writing and signed by both parties.

         16. GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the Republic of South Africa, save as otherwise provided herein, the parties consent and submit to the non-exclusive jurisdiction of the Witwatersrand Local Division of the High Court of the Republic of South Africa for the purpose of all or any legal proceedings arising from or concerning this agreement.

         17.  ASSIGNMENT

         This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties. Neither party may assign or otherwise transfer in any way any of the rights and obligations arising out of this Agreement without the prior written consent of the other party.

         18.  NOTICES

         Any notice or other communication required or permitted in this Agreement shall be in writing and shall be deemed to have been duly given three (3) days after mailing by first class certified mail, postage prepaid, to the addresses set out on the face of this agreement.

         IN WITNESS WHEREOF the parties have caused this Strategic Alliance Agreement to be executed in counterparts by their authorized representatives as of the date first set forth above.

         i2 TECHNOLOGIES, INC.                    UNION TRANSPORT INCORPORATED

         By:      /s/Jan Van den Broeck           By:      /s/ M.J. Wessels
                  Authorized Signature                     Authorized Signature

         Name:    Jan Van den Broeck              Name:    M.J. Wessels

         Title:   European Controller             Title:   Chairman

         Date:    15 December 1999                Date:    15 December 1999


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ADDENDUM NO. 1
MARKETING AND JOINT SALES

This Addendum is incorporated in and made a part of this Strategic Alliance Agreement between i2 and Alliance Member. All defined terms used herein shall have the same meanings set forth in the Agreement.

1.       JOINT SALES ACTIVITIES

         1.1. The parties agree that software licenses for any Client specific application ("Client Specific Applications") as well as for Union Transport Services will be the subject of joint sales campaigns between i2 and the Alliance Member on the basis set out herein. Client Specific Applications will either be licensed by the Clients for its own use or licensed by the Alliance Member for use on behalf of a Client.

         1.2. i2 agrees that the applicable i2 account managers will meet with specific Alliance Member sales personnel in Johannesburg, London, Frankfurt, Los Angeles, New York and Sydney, in order to assist in the implementation of this Agreement.

2.       PROGRAM REQUESTS

         i2 may compensate Alliance Member pursuant to its Marketing and Sales Assistance Program on a nonexclusive basis in accordance with the procedures set forth herein when Alliance Member provides marketing and sales assistance to i2 within the Territory by recommending and promoting the licensing of the Product. Likewise, Alliance Member may compensate i2 for promoting and marketing the Alliance Member's services. Either party may identify a potential business opportunity ("Project") and may request the assistance of the other party in pursuing prospective sales by completing a Project Identification Form, a copy of which is attached hereto Exhibit A.

3.       ACCEPTANCE OF PROJECT

         Within fifteen (15) days after receipt of a Project Identification Form, the parties shall conduct a meeting to discuss the Project identified therein, further define each party's respective sales and marketing responsibilities and establish rules of engagement and the Project Identification Form submitted shall be amended to reflect the results of such discussions. At the conclusion of the meeting the parties shall agree whether or not to accept the Project as a "Qualified Project". Such determination must be evidenced by execution of the Project Identification Form amendment by authorized signatories of each party.

4.       QUALIFIED PROJECT

         4.1. The parties shall mutually agree whether or not to accept the Project described in the Project Identification Form as a Qualified Project. A Project's "Qualified" status shall terminate:

         -    By mutual agreement of the parties.
         - If either party determines that a dispute or claim involving the Project has arisen or is likely to arise.
         -    If either party determines that the Client has inadequate credit
         - If the Client has, in either party's opinion, made a commitment to another vendor.
         - If either party determines that the Project does not represent a sales opportunity for i2 Products or Alliance Member services.

         4.2 After a Project's status as a Qualified Project has terminated, Alliance Member and i2 agree not to perform any marketing and sales activities on behalf of each other, with respect to the Qualified Project.

5.       FEES

         5.1. With respect to each Qualified Project, i2 shall pay Alliance Member a Fee, as set out in 5.4, expressed as a percentage of the net software license fee revenue actually paid to i2 from the license of the Product currently marketed by i2, less any third party royalty fees. Where Alliance Member licenses Products on behalf of a Client, i2 will provide a discount to Alliance Member as set out below. The parties agree that the discount structures


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              hereunder are considered confidential and will be imbedded in the total license fee presented to Client to avoid any disclosure to Client.

         5.2. With respect to each Qualified Project, Alliance Member shall pay i2 a fee as set out in 5.6, based on the new or incremental services revenues that Alliance Member will receive during the first 12 months from the new or incremental services contract start date with Client.

         5.3 Licensed Software products licensed by the Alliance Member on a Client's behalf (as part of an outsource logistics contract) will be licensed by i2 to the Alliance Member *** for such Application. This will be calculated as follows: *** The Alliance Member shall be entitled to provide such Client Specific Applications to the Client at a price *** In the event that this pricing model is not applicable due to a specific Client's profile, i2, at its sole discretion, may negotiate with Alliance Member on a case by case basis to find a suitable price point ***

         5.4 Where the Client Specific Application is licensed by the Client for its own use, due to joint sales activities on a Qualified Project, i2 shall pay the Alliance Member a fee equivalent to *** of the net software license revenue actually received by i2 from the Client. A portion of this commission shall be used by the Alliance Member to commission its own sales personnel.

         5.5 Where the Alliance Member has new or incremental business with a Client due to joint sales and marketing activities on a Qualified Project, Alliance Member will pay *** I2 will use a portion of this amount to commission its own sales personnel.

         5.6 Should any dispute arise between the parties as to any matter arising in relation to the calculation of the Alliance Member's additional gross revenue referred to in 5.5 such dispute shall be referred for determination to Arthur Andersen and Company and failing them for any reason to an independent chartered accountant of not less than ten (10) years standing appointed by the president of the South African Institute of Chartered Accountants.

6.   CONDITIONS UNDER WHICH FEES ARE DUE

         6.1 No fee shall be paid by i2 or Alliance Member with respect to a Qualified Project unless i2 licenses the Product to the Client within six (6) months after the date the Project Identification Form is accepted by both parties and the related payment by the Client has been received by i2. Nothing herein shall require i2 to license any Product to a Client involved in a Qualified Project if i2 deems it to be in i2's best interest not to so license such Product. If the Product is not so licensed, no Fee will be payable. The parties agree that the fees set forth herein are only payable with respect to the Product licenses directly sold by i2 to the Client and does not apply to the Product licenses sold by other i2 partners, or products that i2 is authorized to resell by third parties, such as an OEM contract or third party licenses for which i2 pays royalties to the owner of the software.

         6.2 i2 retains the sole right to price, market and license the Product as i2 deems appropriate. In the event the Client rejects Alliance Member's proposal and declines to work further with Alliance Member, i2 is free to pursue the Client without obligation to Alliance Member.

------------------
*INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION FOR CONFIDENTIAL
TREATMENT.                                                                     6
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         6.3  i2 may request that Alliance Member agree to a reduction in the amount of the Fee payable to Alliance Member as a condition to licensing the Software to an End User.

         6.4 The provisions of 6.1 to 6.3 shall apply mutatis mutandis to any fees payable by the Alliance Member to i2 under the terms of this Agreement.

7        PAYMENT

         7.1 Within thirty (30) days after the end of each calendar quarter, i2 shall pay to Alliance Member the Fees due with respect to such quarter. In the event net license revenue paid by a Client is refunded by i2 for any reason, Alliance Member shall refund to i2 the Fees paid to it on account of the net license revenue so refunded, or, at the option of i2, i2 may deduct such amount from Fees due and payable to Alliance Member hereunder.

         7.2 Within thirty (30) days after the end of each calendar quarter, Alliance Member shall pay to i2 the Fees due with respect to such quarter. In the event gross license revenue paid by a Client is refunded by Alliance Member for any reason, i2 shall refund to Alliance Member the Fees paid to it on account of the gross license revenue so refunded, or at the option of Alliance Member, Alliance member may deduct such amount from Fees due and payable to i2 hereunder

         ACKNOWLEDGED AND ACCEPTED BY

         i2 TECHNOLOGIES, INC.                    UNION TRANSPORT INCORPORATED

         By:      /s/ Jan Van den Broeck          By:      /s/ M.J. Wessels
                  Authorized Signature                     Authorized Signature

         Name:    Jan Van den Broeck              Name:    M.J. Wessels

         Title:   European Controller             Title:   Chairman

         Date:    15 December 1999                Date:    15 December 1999


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         ADDENDUM NO. 2
         TRAINING AND SALES ASSISTANCE

         This Addendum is incorporated in and made a part of this Strategic Alliance Agreement between i2 and Alliance Member. All defined terms used herein shall have the same meanings set forth in the Agreement.

1.       TRAINING ACTIVITIES

         i2 agrees to use reasonable efforts to assist Alliance Member in the training of Alliance Member's personnel so that Alliance Member personnel may effectively sell its own services as they relate to the i2 Products and to assist in joint sales activities as set forth herein.

2.       CONSULTING TRAINING

         2.1 Strategic Opportunity Assessment ("SOA") Training. For a period not to exceed two (2) weeks, i2 shall provide, at no additional charge, an SOA trainer to adapt the i2 SOA process and training material to the Alliance Member's specific needs. Such trainer shall also presents a class on the SOA process to not more than twenty (20) Alliance Member personnel who have successfully completed the pre-requisite training. The adapted SOA material shall be licensed to the Alliance Member for its unlimited internal use only.

         2.2 Implementation Methodology Training. For the period expiring twenty-four (24) months from the Agreement date, Alliance Member shall be authorized, at no additional charge, to send up to ten (10) Alliance Member personnel, who have successfully completed Product training, to i2's standard Implementation Methodology Training class at i2's facility.

3.     SALES TRAINING

         3.1 i2, together with a third party consultant shall assist one (1) of Alliance Member's sales/marketing executive staff in: (i) adapting the i2 sales process and materials to Alliance Members specific needs and
         (ii) the presentation of i2's solution selling methodology to not more than twenty (20) Alliance Member personnel. Alliance Member shall pay all costs and fees incurred by such third party consultant for such training, including costs for creating the sales training methodology for Alliance Member. i2 shall have no liability with respect to third party consultants performance or non-performance hereunder.

         3.2 Upon execution of a confidentiality / non-disclosure agreement regarding the content of the event by each attending Alliance Member personnel, up to ten (10) Alliance Member's personnel shall be authorized to attend i2's worldwide annual sales kick-off (currently scheduled from 16 January 2000 to 22 January 2000) held in Dallas Texas. In addition Alliance Member acknowledges that its personnel could be barred from attending certain sessions of the event due to confidential nature of these sessions.

         3.3 Provided Alliance Member remains in good standing hereunder, i2 will provide ten (10) complimentary tickets (gratis - conference fees only) to Alliance Member to attend i2's yearly planet conference, (currently scheduled to be held from 08 October 2000 to 11 October 2000 in San Diego). Alliance Member may use these complimentary tickets for its own personnel or to host Clients at this event.

         3.4 i2 agrees that it will present at the Alliance Member's annual agents conference in the year 2000. There shall be no fee charged by Alliance Member to i2 for such presentation, however, all expenses incurred by i2 during this conference shall be borne by i2. Alliance Member shall give i2 no less than one hundred twenty (120) days prior written notice of the dates for such annual agents conference.

         3.5 i2 shall present its Global Footprint training to 10 selected Alliance Member personnel within 24 months of the Agreement Date as part of i2's standard Strategic Alliance training.

4.       TECHNICAL SALES TRAINING -


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     For the period expiring twenty-four (24) months from the effective date of the Strategic Alliance Agreement, Alliance Member shall be authorized to sent up to ten (10) Alliance Member personnel, who have successfully completed prerequisite product training where applicable, to the following i2 specific sales training classes:

         -    Intelligent e-Biz overview.
         -    CG&R footprint.
         -    Automotive footprint.
         -    Strategic network design, overview & demonstration.
         -    Intelligent e-Biz demonstration.
         -    CG&R template customization training.
         -    Certification training.

     Cost for the above training will be at i2's then current training rates.

5.       GLOBAL FOOTPRINT DEMONSTRATIONS

     Solely for use in Alliance Member's sales activities, i2 herein grants Alliance Member a limited use, temporary license to execute the following i2 Product versions of industry footprint software ("Demo Products"), which Alliance Member may load with an existing i2 Client's licensed Products

         -    Consumer Goods and Retail Demonstrations
         -    Automotive Industry Demonstrations
         -    Strategic Network Design Demonstrations
         -    Intelligent e Business Demonstrations

     Such Demo Products shall remain the sole property of i2, and the license granted herein shall terminate in accordance with the provisions of the Strategic Alliance Agreement. Alliance Member acknowledges that i2's Demo Products are furnished to Alliance Member "As Is" without warranty of any kind, and i2 shall have no obligations to Alliance Member for any liabilities which arise from the use of such Demo Products. Alliance Member shall execute an appropriate non-disclosure agreement with Client to assure the proprietary, intellectual property, and trade secret protection of the Demo Products is afforded by Client, and shall furnish a copy of such duly executed agreement to i2. Upon completion of the intended demonstrations, Alliance Member shall purge the Demo Products, in whole and in part from Clients systems. Under no circumstance shall Alliance Member leave the Demo Products on Clients system after the conclusion of the demonstration. Alliance Member shall assist i2 in the prosecution of any Client who violates the proprietary, intellectual property and trade secret nature of the Demo Products. Alliance Member warrants that it shall not demonstrate such Demo Products (or any i2 Products) to a competitor of i2.

6.   SUBSISTENCE & TRAVEL CLAUSE

     All costs relating to the travel, subsistence and other incidental expenses incurred by the Alliance Member and/or any personnel of the Alliance Member while performing under this Agreement shall be borne solely by the Alliance Member.

7.   COSTS

     Unless as expressly provided in terms of this Agreement, and subject to the provisions of 5 of this Addendum, the training to be provided to the Alliance Member hereunder shall be at no cost to the Alliance Member.

   ACKNOWLEDGED AND ACCEPTED BY

   i2 TECHNOLOGIES, INC.                     UNION TRANSPORT INCORPORATED

   By:   /s/ Jan Van den Broeck              By:      /s/ M.J. Wessels
            Authorized Signature                     Authorized Signature


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   Name:  Jan Van den Broeck                      Name:    M.J. Wessels

   Title: European Controller                     Title:   Chairman

   Date:  15 December 1999                        Date:    15 December 99


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